NMF-77M
For fiscal year ending (a) December 31, 1995
File No. 811-2992

                            Item 77M

                             Merger




     On October 27, 1995, the Fund acquired substantially all of the net assets of the Prudential Municipal Series Fund; Arizona Series, Georgia Series and Minnesota Series (collectively, the "Series") pursuant to a plan of reorganization and liquidation approved by the Series' shareholders on July 25, 1995. The acquisition was accomplished by a tax-free exchange 2,456,167 Class A shares, 2,674,095 Class B shares and 760 Class C shares of the Fund (valued at $79,945,706 in the aggregate) for the Class A, B and C shares of the Series outstanding on October 27, 1995. The Series' net assets at that date ($739,945,706), including $4,348,760 of unrealized appreciation, were combined with those of the Fund. The aggregate net assets of the Fund and the Series immediately before the acquisition were $674,842,932 and $79,945,706, respectively. The breakdown by each of the series is as follows:

                                                               Shares
                      Series                                   Class A
Class B                 Class C
Arizona.................................................     1,252,897
1,487,065                 733
Georgia.................................................        549,258
455,964              14
Minnesota.............................................     654,012
731,066                          13
                               2,456,167           2,674,095
760

                                                        Unrealized
                                          Net                    Appreciation
                      Series                                          Assets
(Depreciation)
Arizona.................................................         $42,704,732
$3,449,680
Georgia.................................................           15,659,709
(913,541)
Minnesota.............................................               21,581,265
1,812,621
                                   $79,945,706              $4,348,760